EXHIBIT 10F-1

                         WPS RESOURCES CORPORATION
                         DEFERRED COMPENSATION PLAN

             As Amended and Restated Effective January 1, 1999

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                         WPS RESOURCES CORPORATION
                         DEFERRED COMPENSATION PLAN

            WPS Resources Corporation Deferred Compensation Plan (the "Plan") has been established effective January 1, 1996 to promote the best interests of WPS Resources Corporation (the "Company") and the stockholders of the Company by (1) attracting and retaining well-qualified persons for service as non-employee directors of the Company and designated subsidiaries or affiliates; and (2) attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates. This Plan replaces Deferred Compensation Plans 008, 009, 010 and 011 previously maintained by the Wisconsin Public Service Corporation.

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                  ARTICLE I.  DEFINITIONS AND CONSTRUCTION


      Section 1.01.  Definitions.  The following terms have the meanings
      --------------------------
indicated below unless the context in which the term is used clearly indicates otherwise:

      (a) "Account" means the recordkeeping account or accounts maintained by a Participating Employer for each Participant, including to extent applicable to any such Participant, Reserve Account A, Reserve Account B and the Stock Account.

      (b) An "Affiliate" of, or a person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and the term "Associate" used to indicate a relationship with any person, means (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

      (c) A person shall be deemed to be the "Beneficial Owner" of any securities:

            (i) which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
                   --------  -------
                   Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities issuable upon exercise of Rights pursuant to the terms of the Company's Rights Agreement with Firstar Trust Company, dated as of December 12, 1996, as amended from time to time (or any successor to such Rights Agreement) at any time before the issuance of such securities;

            (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules

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                   and Regulations under the Act), including pursuant to any
                   agreement, arrangement or understanding; provided,
                                                            --------
                   however, that a Person shall not be deemed the Beneficial
                   -------
                   Owner of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a
                   Schedule 13D under the Act (or any comparable or successor report); or

            (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section
                   1.01(c)(ii) above) or disposing of any voting securities of the Company.

      (d) "Beneficiary" means the person or entity designated by the Participant to be his beneficiary for purposes of this Plan. If a valid designation of Beneficiary is not in effect at time of the death of a Participant, the estate of the Participant is deemed to be the sole Beneficiary. If a Beneficiary dies while entitled to receive distributions from the Plan, any remaining payments shall be paid to the estate of the Beneficiary. Beneficiary designations shall be in writing, filed with the Secretary, and in such form as the Secretary may prescribe for this purpose.

      (e)   "Board" means the Board of Directors of the Company.

      (f) "Bonus Deferral" means amounts credited, in accordance with an Executive's election under Section 8.02(b) of the WPS Resources Corporation Short-Term Variable Pay Plan, to an Executive's Stock Account in lieu of the payment of an equal amount as a current cash bonus.

      (g) A "Change in Control of the Company" shall be deemed to have occurred if:

            (i) any Person (other than any employee benefit plan of the Company or of any subsidiary of the Company, any Person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the Beneficial Owner of securities of the Company

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                   representing at least 30% of the combined voting
                   power of the Company's then outstanding
                   securities;

            (ii) one-half or more of the members of the Board are not Continuing Directors;

            (iii) there shall be consummated any merger, consolidation, or reorganization of the Company with any other corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Company other than a shareholder who is an Affiliate or Associate of any party to such consolidation or merger;

            (iv) there shall be consummated (x) any merger of the Company or share exchange involving the Company in which the Company is not the continuing or surviving corporation other than a merger of the Company in which each of the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (v) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to a Person which is not a wholly owned subsidiary of the Company; or

            (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      (h) "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

      (i) "Company" means WPS Resources Corporation, a Wisconsin corporation, or any successor corporation.

      (j)   "Compensation" means (i) for a Director, the Retainer Fee and
(ii) for an Executive the base salary or wage payable by a Participating Employer for services performed, including elective contributions to a Section 125, 129 or 401(k) arrangement or Voluntary Deferrals to this Plan, but excluding extraordinary payments such as overtime, bonuses, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expenses, Mandatory Deferrals to this Plan or other non-elective deferred compensation payments or accruals, stock options, the value of employer-provided fringe benefits or coverage, and any

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contributions on behalf of the Executive paid by a Participating Employer to a survivor's income benefit plan or any other employee benefit plan within the meaning of ERISA, all determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Compensation Committee.

      (k) "Compensation Committee" means the Compensation Committee of the Board, which functions as the joint Compensation Committee for the Company and for Wisconsin Public Service Corporation.

      (l) "Continuing Director" means (i) any member of the Board of Directors of the Company who was a member of such Board on May 1, 1997,
(ii) any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board and (iii) additional directors elected by a majority of the Continuing Directors then on such Board.

      (m) "Director" means a non-employee director of a Participating Employer who has been designated by the Compensation Committee as covered under or being eligible to participate in the Plan.

      (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

      (o) "Executive" means a common law employee of a Participating Employer who has been designated by the Compensation Committee as covered under or otherwise being eligible to participate in this Plan.

      (p) "Mandatory Deferral" means the amount which may from time to time be credited to the Stock Account of an Executive in accordance with
Section 3.01 and for which the Executive does not receive the option between receiving such amount as current cash compensation and deferring such amount into the Plan.

      (q) "Participant" means either a Director or Executive who is participating in or eligible to participate in the Plan.

      (r) "Participating Employer" means Company and any direct or indirect subsidiary of the Company that, with the consent of the Compensation Committee, adopts the Plan for the benefit of one or more Executives or Directors.

      (s) "Person" means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

      (t)   "Retainer Fee" means those fees paid by a Participating
Employer to non-employee directors for services rendered on the Board or any committee of the Board, or for

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service on the board of directors of a subsidiary or affiliate, including attendance fees and fees for serving as committee chair.

      (u) "Secretary" means the Secretary of the Company (or his delegate).

      (v)   "Trust" means the WPS Resources Corporation Deferred
Compensation Trust or other funding vehicle which may from time to time be established, as amended and in effect from time to time.

      (w)   "Voluntary Deferrals" means amounts (other than Bonus
Deferrals) credited, in accordance with a Participant's election, to his Account in lieu of the payment of an equal amount of current Compensation.

      (x) "WPS Resources Stock" means the common stock, $1.00 par value, of the Company.

      (y) "WPS Resources Stock Units" means the hypothetical shares of common stock, $1.00 par value, of the Company, that may be credited (i) to the Stock Account of an Executive as a result of Mandatory Deferrals or Bonus Deferrals, or (ii) to the Stock Account of either a Director or Executive as a result of Voluntary Deferrals.

      Section 1.02.  Construction and Applicable Law.  (a) Wherever any words
      ----------------------------------------------
are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

            This Plan, as applied to Executives, is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.

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                         ARTICLE II.  PLAN ACCOUNTS


      Section 2.01.  Establishment of Accounts.  One or more of the following
      ----------------------------------------
Accounts (as applicable) will be established in the name of each Participant who (i) is identified on Schedule A as being eligible to participate in either the Voluntary Deferral component of the Plan or the Mandatory Deferral component of the Plan or in both the Voluntary Deferral and Mandatory Deferral components of the Plan, or (ii) is eligible for and has elected to make Bonus Deferrals in accordance with the procedures specified in Section 8.02(b) of the WPS Resources Corporation Short-Term Variable Pay Plan:

      (a)   Reserve Account A

      (b)   Reserve Account B

      (c)   Stock Account.

      Section 2.02.  Reserve Account A.  (a) This Account will be credited
      --------------------------------
with the reserve account balance accumulated by a Participant as of December 31, 1995 under the prior deferred compensation program of Wisconsin Public Service Corporation. Except for attributed earnings as described below, no further "contributions" or credits of any kind will be made to this Account on behalf of a Participant.

      (b) As of the end of each Plan Year, the Account will be credited with an interest equivalent on the balance in the Account from time to time during the year. The annual interest equivalent will be the sum (on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of the month. Unless modified by the Compensation Committee, the interest equivalent rate for any month will be the greater of:

            (i)    one-half of one percent (0.5%); or

            (ii) one-twelfth (1/12) of the return on common shareholders' equity (ROE). For the months of April through September, ROE means the consolidated return on equity of the Company and all subsidiaries for the twelve (12) months ended on the preceding March 31 as calculated pursuant to the Company's standard accounting procedure for financial reporting to shareholders. For the months October through March, ROE means return on equity as described above for the twelve (12) months ended on the preceding
                   September 30.

      (c) The Compensation Committee may revise the interest equivalent rate described in Section 2.02(b) above or the manner in which it is calculated, but in no event shall the rate

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be less than six percent (6%) per annum.  Any such revised rate shall be effective with the calendar month following such action by the Compensation Committee.

      (d) Notwithstanding Sections 2.02(b) and (c), in the event of a Change in Control, the rate of interest equivalent for each month following the Change in Control for which attributed earnings are required to be calculated shall be the greater of (A) the rate of interest equivalent otherwise applicable under Section 2.02(b) and (c) above calculated based upon the consolidated return on common shareholders equity of the Company (including for this purpose any successor corporation that is the survivor of a merger with the Company or any successor to that corporation) and all subsidiaries, and (B) a rate equal to two (2) percentage points above the prime lending rate at Firstar Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto) as of the last business day of that month. The minimum rate of interest equivalent under clause (B) above shall not apply with respect to any Participant who terminates employment under circumstances entitling the Participant to benefits under a Key Executive Employment and Severance Agreement in effect between the Company and such Participant.


      Section 2.03.  Reserve Account B.  (a) This Account shall be credited
      --------------------------------
with Voluntary Deferrals made after December 31, 1995 which a Participant elects to allocate to this Account in accordance with Section 3.02(c)(ii).

      (b) As of the end of each Plan Year, the Account will be credited with an interest equivalent on the balance in the Account from time to time during the year. The annual interest equivalent will be the sum (on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of each month. Unless modified by the Compensation Committee, the interest equivalent rate for any month will be the greater of:

            (i)    one-half of one percent (0.5%); or

            (ii) seventy percent (70%) of one-twelfth (1/12) of the return on common shareholders equity (ROE). For the months of April through September, ROE means the consolidated return on equity of the Company and all subsidiaries for the twelve (12) months ended on the preceding March 31 as calculated pursuant to the Company's standard accounting procedure for financial reporting to shareholders. For the months October through March, ROE means return on equity as described above for the twelve (12) months ended on the preceding September 30.

      (c) The Compensation Committee may revise the interest equivalent rate described in Section 2.03(b) above or the manner in which it is calculated, but in no event shall the rate be less than six percent (6%) per annum. Any such revised rate shall be effective with the calendar month following such action by the Compensation Committee.

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      (d)   Notwithstanding Sections 2.03(b) and (c), in the event of a
Change in Control, the rate of interest equivalent for each month following the Change in Control for which attributed earnings are required to be calculated shall be the greater of (A) the rate of interest equivalent otherwise applicable under Section 2.03(b) and (c) above calculated based upon the consolidated return on common shareholders equity of the Company (including for this purpose any successor corporation that is the survivor of a merger with the Company or any successor to that corporation) and all subsidiaries, and (B) a rate equal to two (2) percentage points above the prime lending rate at Firstar Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto) as of the last business day of that month. The minimum rate of interest equivalent under clause (B) above shall not apply with respect to any Participant who terminates employment under circumstances entitling the Participant to benefits under a Key Executive Employment and Severance Agreement in effect between the Company and such Participant. Further, in the case of any other Participant, the minimum rate of interest equivalent under clause (B) shall cease to apply on the third anniversary of the Change in Control in the event that the Participant is actively employed by the Company (or any successor thereto or affiliate thereof) on such date.

      Section 2.04.  Stock Account.  (a) This Account shall be credited with
      ----------------------------
(i) all Mandatory Deferrals made after December 31, 1995, (ii) those Voluntary Deferrals made after December 31, 1995 which a Participant, in accordance with
Section 3.02(c)(ii), elects to allocate to this Account, and (iii) all Bonus Deferrals.

      (b) As of the end of each month, all Voluntary Deferrals, Mandatory Deferrals, and Bonus Deferrals made by or on behalf of a Participant during that month and allocated to the Participant's Stock Account (the "Convertible Amount") shall be converted, for recordkeeping purposes, into whole and fractional WPS Resources Stock Units, with fractional units calculated to four decimal places. The conversion shall be accomplished by dividing each Participant's Convertible Amount by the average purchase price of all shares of WPS Resources Stock purchased during that month by or on behalf of the Trust and the WPS Resources Corporation Stock Investment Plan. Likewise, any dividends that would have been payable on the WPS Resources Stock Units credited to a Participant's Stock Account had such Units been actual shares of WPS Resources Stock shall be converted, for recordkeeping purposes, into whole and fractional WPS Resources Stock Units based on the average purchase price of all shares of WPS Resources Stock purchased by or on behalf of the Trust and the WPS Resources Corporation Stock Investment Plan during the month in which the dividend is paid.

      Section 2.05.  Accounts are For Recordkeeping Purposes Only.  The Plan
      -----------------------------------------------------------
Accounts described in this Article II above serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of a Participating Employer to fund such benefits. In any event, the Company may, in its discretion, set aside assets equal to part or all of such account balances and invest such assets in Company stock, life insurance or any other investment deemed appropriate. Any such assets, including WPS Resources Stock and any other assets held under the Trust, shall be and remain the sole property of the Company and except to the extent that

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the Trust authorizes a Participant to direct the trustee with respect to the voting of WPS Resources Stock held in the Trust, a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.

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              ARTICLE III.  MANDATORY AND VOLUNTARY DEFERRALS


      Section 3.01.  Mandatory Deferrals.  The Compensation Committee may,
      ----------------------------------
from time to time, authorize a Mandatory Deferral to be made on behalf of covered Executives. The authorization of any such contribution, the Executives entitled to the contribution, and the amount to be credited to each eligible Executive, shall be determined by the Compensation Committee in its sole discretion; provided that the maximum Mandatory Deferral for any year shall not exceed thirty percent (30%) of an Executive's Compensation for the year. Any Mandatory Deferral will be credited to an eligible Executive's Stock Account and converted into WPS Resources Stock Units in accordance with
Section 2.04.

      Section 3.02.  Election to Make Voluntary Deferrals.  (a) A Participant
      ---------------------------------------------------
may elect to make Voluntary Deferrals by submitting a properly completed and signed election form to the Secretary on or before December 20, 1995. If the Participant so elects, Voluntary Deferrals will commence with respect to Compensation earned by a Participant on or after January 1, 1996. Notwithstanding the foregoing, if, as of January 1, 1996, the Participant has in effect an election under the prior deferred compensation program maintained by Wisconsin Public Service Corporation and does not file an election with the Secretary in accordance with this Section 3.02(a), the prior election shall be deemed the Participant's initial election under this Plan.

      (b) If a Director or Executive first becomes eligible to participate in the Plan following the election period described in Section 3.02(a) above (such as, for example, a Director who commences service or an Executive who is newly designated by the Compensation Committee as being eligible) the initial deferral election may be made within thirty (30) days of the date that such person first becomes eligible under the Plan, and shall be effective with respect to Compensation earned by the Participant in the first payroll commencing on or after the date on which the deferral election is made.

      (c) A Participant's election shall be in such form as the Secretary may prescribe, and shall specify:

            (i) The percentage or dollar amount of Compensation to be deferred as a Voluntary Deferral. A Director may elect to defer all or any part of his Compensation, in whole dollar amounts or in increments of one percent (1%). An Executive may, without the consent of the Compensation Committee, elect to defer a portion of his Compensation, in whole dollar amounts or in increments of one percent (1%), provided that the amount or percentage elected does not exceed thirty percent (30%) of the Executive's Compensation. An Executive may elect to defer more than thirty percent (30%) of Compensation only if the Compensation Committee has approved the Executive's specific deferral percentage or amount.

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            (ii)   Whether the Voluntary Deferrals are to be credited to
                   the Participant's Reserve Account (Reserve Account B) or the Participant's Stock Account. If the Participant desires to allocate Voluntary Deferrals to both his Reserve and Stock Accounts, the election must further specify the portion of the Voluntary Deferrals, in whole dollar amounts or in increments of one percent (1%), to be allocated to each Account.

      (d) An election shall be deemed made only when it is received by the Secretary, and shall remain in effect until modified by the Participant in accordance with Section 3.03 below or otherwise revoked in accordance with Plan rules.

      Section 3.03.  Revision or Modification of Voluntary Deferral Election.
      ----------------------------------------------------------------------
(a) A Participant's initial election under Section 3.02 (including an election not to make Voluntary Deferrals) shall remain in effect from year to year unless revised or modified by the Participant in accordance with this Section
3.03 or otherwise revoked in accordance with Plan rules.

      (b) A Participant may modify his then current election (including an election not to make Voluntary Deferrals) by filing a revised election form, properly completed and signed, with the Secretary. The revised election will be effective with respect to Compensation earned by the Participant in the first payroll period commencing on or after the date on which the revised election is received by the Secretary.

      (c)   An election shall be deemed revised in accordance with this
Section 3.03 only when the revised election is received by the Secretary, and once effective, the revised election shall remain in effect until further revised in accordance with this Section 3.03 or otherwise revoked in accordance with Plan rules. Revised elections are prospectively effective with respect to Compensation earned on or after the applicable effective date described in Section 3.03(b) and (c) above. A revised election does not operate to modify or otherwise reallocate the amounts deferred prior to the effective date of the revised election.

      Section 3.04.  Involuntary Termination of Voluntary Deferral Elections.
      ----------------------------------------------------------------------
A deferral election shall be automatically revoked upon termination of service as a Director (in the case of a Director) or termination of employment (in the case of an Executive). In addition, an Executive's deferral election shall terminate on the first day of the Plan Year following the date that the Compensation Committee determines that the Executive is no longer eligible to participate in the Plan, including any such action that may be necessary in order for the Plan to qualify under ERISA, with respect to Executive employees, as a plan of deferred compensation for a select group of management or highly compensated employees.

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              ARTICLE IV.  DISTRIBUTION OF RESERVE ACCOUNT A,
                    RESERVE ACCOUNT B AND STOCK ACCOUNTS


      Section 4.01.  Distribution Election.  (a) The distribution election (if
      ------------------------------------
any) made by a Participant under the prior deferred compensation program maintained by Wisconsin Public Service Corporation shall be his distribution election under this Plan unless and until modified in accordance with Section
4.02 below.

      (b) A new Participant shall, at the time he commences participation in the Plan, make a distribution election with respect to his Account. The election shall be in such form as the Secretary may prescribe, and shall specify the distribution commencement date, the distribution period, the method of distributing earnings credited to the Account, and the distribution method applicable following the Participant's death. Any such election shall be consistent with the following rules (or where the Participant fails to make a selection, in accordance with the default rules set forth below):

            (i)    Distribution Commencement Date.  Unless the Participant
                   ------------------------------
                   has selected a later commencement date (which in no event shall be later than the first distribution period following the Participant's attainment of age
                   72), distribution of a Participant's Accounts will commence within 60 days following the end of the calendar year in which occurs the Participant's retirement or termination of employment or service.
                   For purposes of this Plan, a participating Executive who is disabled shall be deemed to have retired or terminated at the conclusion of benefits under all disability income plans sponsored by a Participating Employer or to which a Participating Employer contributes. Further, a participating Executive who ceases employment with a Participating Employer in connection with an early retirement (reduction in force) program sponsored by the Participating Employer shall, if a participant in the Wisconsin Public
                   Service Administrative Employees Retirement Plan, be deemed to have retired upon commencement of retirement benefits under such plan.

            (ii)   Distribution Period.  Distributions will be made in 1, 3,
                   -------------------
                   6, 9, 12 or 15 annual installments, as elected by the Participant.

            (iii)  Method of Calculating Annual Distribution Amount.  Unless
                   ------------------------------------------------
                   the Participant elects the Alternate Distribution
                   Method, the amount to be distributed to the Participant each year during the distribution period will be

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                   determined under the Regular Distribution Method.  The
                   Regular and Alternate Distribution Methods are described in more detail in Section 4.03.

            (iv)   Distribution of Remaining Account Following Participant's
                   ---------------------------------------------------------
                   Death.  In the event of the Participant's death, the
                   -----
                   Participant's remaining undistributed interest will be distributed to the Beneficiary designated by the Participant in either a single sum payment or in installments, as elected by the Participant. If the Participant has elected that death benefits be paid in a single sum, the payment shall be made no later than March 1 following the calendar year in which occurs the Participant's death. If the Participant has elected that death benefits be paid in installments,
                   (A) any installments previously commenced to the Participant shall continue to the Beneficiary and (B) if installment distributions had not commenced as of the date of the Participant's death, payments over the installment period elected by the Participant shall commence to the Beneficiary no later than March 1 following the calendar year in which occurs the Participant's death.

      (c) A distribution election shall be deemed made only when it is received by the Secretary, and shall remain in effect until modified by the Participant in accordance with Section 4.02 below or otherwise revoked in accordance with Plan rules.

      Section 4.02.  Modified Distribution Election.  A Participant may from
      ---------------------------------------------
time to time modify his distribution election by filing a revised distribution election, properly completed and signed, with the Secretary. However, a revised distribution election will be given effect only if the Participant remains employed by (or in the case of a Director, continues service on the Board or the board of directors of a Participating Employer) for twenty-four
(24) consecutive months following the date that the revised election is received by the Secretary.

      Section 4.03.  Calculation of Annual Distribution Amount.  (a) For any
      --------------------------------------------------------
Participant whose retirement date was prior to January 1, 1996, distribution will continue to be calculated under the distribution method applicable to such Participant at the time his distributions commenced under the terms of the prior deferred compensation program maintained by Wisconsin Public Service Corporation.

      (b) For any Participant whose retirement date is after December 31, 1995, unless the Participant has selected the Alternate Distribution Option, the annual distribution amount shall be separately calculated for the Participant's interest (if any) in Reserve Account A, Reserve Account B and the Stock Account.

            (i) The annual distribution amount for Reserve Account A and Reserve Account B shall be determined by dividing the balance in each Account as of January 1 of the year for which the distribution is being made by the number of installment payments remaining to be made under the distribution period selected by the Participant. Distributions from Reserve Account A and Reserve
                   Account B shall be made in cash. The amount of any distribution under this Section 4.03(b)(i) will be charged pro-rata against the Participant's interest in Reserve Account A and B.

            (ii) The annual distribution amount for the Stock Account shall be determined on a share basis by dividing the number of WPS Resources Stock Units credited to the Participant's Stock Account as of January 1 of the year for which the distribution is being made by the number of installment payments remaining to be made under the distribution period selected by the Participant, and then rounding the quotient obtained for all but the final installment to the next lowest whole number of WPS Resources Stock Units. The Committee will then distribute to the Participant shares of WPS Resources Stock and/or cash equal to the annual distribution amount. For any portion of the distribution that the Committee elects to satisfy by making a cash payment to the Participant, the cash payment shall be determined by multiplying the annual distribution amount (or the portion of the annual distribution amount being satisfied in cash) by the closing price of WPS Resources Stock on January 21 of the year in which the distribution is being made, as such share price is reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. If January 21 falls on a Saturday, Sunday or holiday, the calculation of the cash portion of the distributions will be made based upon the closing price as reported for the immediately preceding business day.

      (c) For any Participant whose retirement date is after December 31, 1995 and who has selected the Alternate Distribution Method, the annual distribution amount shall be separately calculated for the Participant's interest (if any) in Reserve Account A, Reserve Account B and the Stock Accounts of January 1 of the year in which distributions commence. The annual distribution amounts, once calculated, shall not thereafter be recalculated.

            (i) For the year in which distribution commences, the annual distribution amount for Reserve Account A and Reserve Account B shall be determined by dividing the balance in each Account as of January 1 of the year in which distribution commences by the number of installment payments selected by the Participant. For each succeeding distribution year, the Participant shall be entitled to a distribution equal to the annual distribution amount calculated in accordance with the preceding sentence, plus all interest equivalent credited to the Account during the preceding calendar year. Distributions from Reserve Account A and Reserve Account B shall be made in cash. The amount of any distribution under this Section 4.03(c)(i) will be charged pro-rata against the Participant's interest in Reserve Account A and B.

            (ii) For the year in which distribution commences, the annual distribution amount for the Stock Account shall be determined on a share basis by dividing the number of WPS Resources Stock Units credited to the Participant's Stock Account as of January 1 of the year in which distribution commences by the number of installment payments selected by the Participant, and then rounding the quotient obtained for all but the final installment to the next lowest whole number of WPS Resources Stock Units. For each succeeding distribution year, the Participant shall be entitled to distribution of the number of WPS Resources Stock
                   Units determined in accordance with the preceding sentence, plus all additional WPS Resources Stock
                   Units credited to the Stock Account during the preceding calendar year on account of the assumed reinvestment of dividends, disregarding for all but the final installment any fractional WPS Resources
                   Stock Units. The Committee will then distribute to the Participant shares of WPS Resources Stock and/or cash equal to the number of WPS Resources Stock Units required to be distributed for that year. For any portion of the distribution that the Committee elects to satisfy by making a cash payment to the Participant, the cash payment shall be determined by multiplying the distribution amount (or the portion of the distribution amount being satisfied in cash) by the closing price of WPS Resources Stock on January 21 of the year in which the distribution is being made, as such share price is reported in the Wall Street Journal's New York Stock Exchange Composite Transactions listing. If January 21 falls on a Saturday, Sunday or holiday, the calculation of the cash portion of the distributions will be made based upon the closing price as reported for the immediately preceding business day.

      Section 4.04.  Time of Distribution.  WPS Resources Stock distributed to
      -----------------------------------
a Participant shall be distributed on January 22 (or if January 22 falls on a Saturday, Sunday or holiday, the immediately following business day). For distribution and tax reporting purposes, the value of WPS Resources Stock distributed shall equal the number of shares distributed multiplied by the closing price of WPS Resources Stock on January 21 (or if January 21 falls on a Saturday, Sunday or holiday, the immediately preceding business day) of the year in which the distribution is being made as reported in the Wall Street Journal's New York Stock Exchange Composite Transaction listing. The cash portion of any distribution will be made no later than March 1 of the year for which the distribution is being made.

      Section 4.05.  Other Distribution Rules.  (a) Subject to adjustment as
      ---------------------------------------
provided in paragraph (c) of this Section 4.05, the total number of authorized but previously unissued shares of WPS Stock which may be distributed to Participants pursuant to the Plan shall be one hundred thousand (100,000), which number shall not be reduced by or as a result of (i) any cash distributions pursuant to the Plan or (ii) the distribution to Participants pursuant to the Plan of any outstanding shares of WPS Stock purchased by or on behalf of the Trust.

      (b) The amount actually distributed to the Participant will be reduced by applicable income tax withholding. Unless the Participant has made a contrary election, income tax on the entire annual distribution amount will be withheld from the cash portion of the distribution, and WPS Resources Stock will be used to satisfy withholding obligations only to the extent that the cash portion of the distribution is insufficient for this purpose.

      (c) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company or a Participating Employer affecting WPS Stock, such adjustment shall be made in the number and class of shares which may be distributed pursuant to the Plan as may be determined to be appropriate and equitable by the Compensation Committee in its sole discretion.

             ARTICLE V.  SPECIAL DEATH BENEFIT FOR PARTICIPANTS
           WHO DIE WHILE MAKING VOLUNTARY AND MANDATORY DEFERRALS


      Section 5.01.  Eligibility.  If an Executive who is identified in
      --------------------------
Schedule B (as from time to time amended by the Compensation Committee) dies prior to attainment of age sixty-five (65) and while employed by a Participating Employer, and if at the time of the Executive's death Voluntary or Mandatory Deferrals were being made by or on behalf of the Executive, then a special death benefit shall be paid to the Executive's Beneficiary. This special death benefit is in addition to any other death benefit payable under the Plan.

      Section 5.02.  Calculation of Special Death Benefit Amount.  The special
      ----------------------------------------------------------
death benefit shall be an amount equal to the lesser of one million dollars ($1,000,000) or the sum of (a), (b), (c) and (d) below.

      (a) The difference between (i) the Voluntary Deferrals (not in excess of twenty percent (20%) of Compensation) and Mandatory Deferrals that would have been made by or on behalf of the Executive during the month in which occurs the Executive's death, assuming, for this purpose that the Executive had lived, and (ii) the Voluntary Deferrals of the Mandatory Deferrals actually made during such month;

      (b) The product obtained by multiplying (i) the Voluntary Deferrals (not in excess of twenty percent (20%) of Compensation) and Mandatory Deferrals made by or on behalf of the Executive during the month prior to the month in which occurs the Executive's death, and (ii) the number of full calendar months, inclusive, from the month following the month in which occurs the Executive's death to the month preceding the month in which the Executive would have attained age sixty-two (62) had he lived;

      (c) In the event the Executive's birthday is other than the first day of a calendar month, for the month in which the Executive would have attained age sixty-two (62), the product obtained by multiplying (i) the Voluntary Deferrals (not in excess of twenty percent (20%) of Compensation) and the Mandatory Deferrals made by or on behalf of the Executive during the month prior to the month in which occurs the Executive's death, and (ii) a fraction, the numerator of which is the number of days in such month prior to the Executive's sixty-second (62nd) birthday and the denominator of which is the total number of days in the month;

      (d) A projected earnings factor equal to the amount of interest equivalent that would have accumulated on the amounts described in (a), (b) and (c) above. The projected earnings factor shall be calculated using the interest equivalent rate that was in effect under Reserve Account B for the month prior to the month in which occurs the Executive's death. The calculation shall assume that the Voluntary and Mandatory Deferrals described in (a), (b) and (c) above were credited to Reserve Account B on a monthly basis assuming that the Executive had lived and continued to make Voluntary and Mandatory Deferrals. The interest equivalent shall be compounded in the same manner as the Executive's actual Reserve Account balance, i.e., the annual interest equivalent calculated as of the end of each Plan Year will be the sum

(on a non-compounded basis) of the attributed earnings for each month during the year based on the Account balance as of the last day of the month.

      Section 5.03.  Payment of Special Death Benefit.  (a) The special death
      -----------------------------------------------
benefit calculated in accordance with Section 5.02 above shall be paid to the Executive's Beneficiary in fifteen (15) annual installments, with the first installment commencing within sixty (60) days of the Executive's death. The benefit calculated under Section 5.02 is a fixed amount which does not accrue earnings or interest equivalent on the undistributed balance.

                ARTICLE VI.  SUPPLEMENTAL RETIREMENT BENEFIT


      Section 6.01.  Supplemental Retirement Benefit.  (a) An Executive who
      ----------------------------------------------
at the time of his retirement or termination of employment is identified in Schedule C shall be entitled to a supplemental retirement benefit if the
Executive:

            (i) retires from a Participating Employer on or after attainment of age fifty-eight (58); or

            (ii) terminates employment with a Participating Employer on or after the attainment of age fifty (50) provided that the Executive has completed ten (10) or more years of service with a Participating Employer; or

            (iii) terminates employment with a Participating Employer prior to satisfaction of the requirements specified in
                   Section 6.01(a)(i) or (ii) above but with the advance written approval of the Compensation Committee.

      (b) An Executive who at the time of his termination of employment is identified in Schedule C shall be entitled to a reduced supplemental benefit if the Executive terminates employment from a Participating Employer after attainment of age fifty (50) but prior to satisfying the requirements of
Section 6.01(a) above.

      Section 6.02.  Amount of Supplemental Benefit.  (a) An Executive who
      ---------------------------------------------
qualifies for the supplemental retirement benefit under Section 6.01(a) above shall receive a monthly amount equal to twenty percent (20%) [in the case of an Executive identified in Part I of Schedule C] or ten percent (10%) [in the case of an Executive identified in Part II of Schedule C] of the Executive's "average monthly compensation".

      (b) An Executive who qualifies for the supplemental retirement benefit under Section 6.01(b) above shall receive a monthly amount equal to the product obtained by multiplying (i) the monthly benefit determined under
Section 6.02(a) above, by (ii) a fraction, the numerator of which is the Executive's years of service with a Participating Employer (including fractional years) and the denominator of which is ten (10).

      (c) The Executive's "average monthly compensation" is the Executive's "compensation", expressed on a monthly basis, during whichever period of thirty-six (36) consecutive months of employment produces the highest average. For this purpose, "compensation" shall have the same meaning as under the Wisconsin Public Service Corporation Administrative Employees' Retirement Plan with the exception that (i) Voluntary Deferrals and Mandatory Deferrals made by or on behalf of the Executive during the relevant period will be included in the Executive's compensation and (ii) the compensation limitation specified in Section 401(a)(17) of the Internal Revenue Code shall not apply.

      Section 6.03.  Commencement and Duration of Supplemental Retirement
      -------------------------------------------------------------------
Benefits.  Monthly payments calculated in accordance with Section 6.02 above
--------
will commence to the Executive with a payment for the month following the later to occur of (i) the month in which the Executive retires or terminates employment, or (ii) the month in which the Executive attains age fifty-eight
(58). Monthly payments to the Executive shall continue until the earlier to occur of (a) the month in which occurs the Executive's death, or (b) one hundred twenty (120) monthly payments have been made.

      Section 6.04.  Death After Benefit Commencement But Prior to Receipt of
      -----------------------------------------------------------------------
120 Monthly Payments.  If the Executive dies after his supplemental retirement
--------------------
benefit has commenced but before receipt of 120 payments, and if the Executive leaves a surviving spouse to whom the Executive was lawfully married on the date of his death, the surviving spouse shall receive monthly payments equal to fifty percent (50%) of the amount of the benefit that was being paid to the Executive. This benefit will commence with a payment for the month following the month in which occurs the death of the Executive and shall continue until the earlier to occur of (a) the month in which occurs the death of the surviving spouse, or (b) a total of one hundred twenty (120) monthly payments have been made to either the Executive or the surviving spouse.

      Section 6.05.  Death Prior to Benefit Commencement.  If the Executive
      --------------------------------------------------
dies prior to commencement of his supplemental retirement benefit, and if the Executive leaves a surviving spouse to whom the Executive was lawfully married on the date of his death, the surviving spouse shall receive monthly payments equal to fifty percent (50%) of the amount that would have been paid to the Executive (disregarding, in the case of an Executive who dies while actively employed, the age and service conditions described in Section 6.01 above but with the benefit amount calculated without assuming any salary increases). This benefit will commence with a payment for the month following the month in which occurs the death of the Executive and shall continue until the earlier to occur of (a) the month in which occurs the death of the surviving spouse, or (b) one hundred twenty (120) monthly payments have been made.

      Section 6.06.  Special Rules Applicable Upon a Change in Control.  In
      ----------------------------------------------------------------
the event of a Change in Control and unless otherwise waived by the Executive, an Executive who is identified in Schedule C and who is actively employed on the Change in Control date shall be entitled to receive a supplemental retirement benefit whether or not the Executive has satisfied the eligibility conditions set forth in Section 6.01. The supplemental retirement benefit shall commence to the Executive with a payment for the month following the month in which the Executive retires or otherwise terminates employment following the Change in Control, and shall continue until the earlier to occur of (a) the Executive's death, or (b) one hundred twenty (120) monthly payments have been made; provided that the Executive, in accordance with rules prescribed by the Committee but in no event after the Executive's termination of employment, may waive the application of this sentence in which case the rules of Section 6.03 shall govern the distribution of the Executive's benefit. If the Executive dies after benefit commencement but prior to receiving one hundred twenty (120) monthly payments, or if the Executive dies prior to benefit commencement, the provisions of Sections 6.04 and 6.05 shall apply.

       ARTICLE VII.  PROTECTION OF QUALIFIED RETIREMENT PLAN BENEFIT


      Section 7.01.  Pension Equalization Benefit.  (a) In the case of an
      -------------------------------------------
Executive who is identified on Schedule D ( as from time to time amended by the Compensation Committee) and who participates in the Wisconsin Public Service Corporation Administrative Employees' Retirement Plan ("Retirement Plan"), a monthly benefit shall be paid to the Executive during his lifetime, and if applicable, to his surviving spouse following the Executive's death, a monthly amount equal to the difference between:

            (i) The monthly benefit that would have been payable to or on behalf of the Participant under the Retirement Plan had the Participant's (A) compensation for Retirement Plan purposes been calculated prior to reduction for Voluntary and Mandatory Deferrals made to this Plan and without regard to the compensation limitation described in Section 401(a)(17) of the Code, and (B) benefit been calculated without regard to the maximum benefit limitation described in Section 415 of the Internal Revenue Code; and

            (ii) The monthly benefit actually payable to or on behalf of the Executive under the Retirement Plan.

      (b) Payments under this Section 7.01 shall cease when all benefits payable to or on behalf of the Executive under the Retirement Plan are discontinued.

          ARTICLE VIII.  RULES WITH RESPECT TO WPS RESOURCES STOCK
                       AND WPS RESOURCES STOCK UNITS


      Section 8.01.  Transactions Affecting WPS Resources Stock.  In the
      ---------------------------------------------------------
event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting WPS Resources Stock, appropriate adjustments shall be made to the WPS Resources Stock Units (if any) credited to the Stock Account of each Participant.

      Section 8.02.  No Shareholder Rights With Respect to WPS Resources Stock
      ------------------------------------------------------------------------
Units.  Participants shall have no rights as a stockholder pertaining to
-----
WPS Resources Stock Units credited to their Stock Account. No WPS Resources Stock Unit nor any right or interest of a Participant under the Plan in any WPS Resources Stock Unit may be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder with respect to any WPS Resources Stock Unit are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

                    ARTICLE IX.  PARTICIPATING EMPLOYERS


      Section 9.01.  Responsibility for Benefits.  Each Participating Employer
      ------------------------------------------
shall be responsible for providing all benefits under the Plan that became payable to a Participant who is or was employed by (or serves or served on the board of directors of) that Participating Employer. To the extent that a Participant is or was employed by two or more Participating Employers, each such Participating Employer shall be responsible for providing the portion of the Participant's benefits accrued while in the employ of that employer.

                           ARTICLE X.  PROVISIONS


      Section 10.01.  Administration.  The Compensation Committee shall
      ------------------------------
administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. To the extent necessary to comply with applicable conditions of Rule 16b-3, the Compensation Committee shall consist of not less than two members of the Board, each of whom is also a director of Parent and qualifies as a "non-employee director" for purposes of Rule 16b-3. If at any time the Compensation Committee shall not be in existence or not be composed of members of the Board who qualify as "non-employee directors", then all determinations affecting Participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall be made by the full Board. The Board may, in its discretion, delegate to the Secretary or another committee of the Board any or all of the authority and responsibility of the Compensation Committee with respect to participation by Participants other than Participants who are subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. Interpretation of the Plan shall be within the sole discretion of the Compensation Committee and shall be final and binding upon each Participant and Beneficiary. The Compensation Committee, and the Secretary with respect to matters assigned to him under this Plan or delegated to him by the Compensation Committee, may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If the Secretary shall also be a Participant or Beneficiary, any determinations affecting the Secretary's participation in the Plan shall be made by the Compensation Committee.

      Section 10.02.  Compliance With Securities Exchange Act.  Transactions
      -------------------------------------------------------
under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. The Plan shall be administered by the Compensation Committee so that transactions under the Plan will be exempt from Section 16 of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

      Section 10.03.  Participant Rights Unsecured.  (a) The right of a
      --------------------------------------------
Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of a Participating Employer. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

      (b) The Company may authorize the creation of a trust or other arrangements to assist in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer.

Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or Beneficiary, or any other person.

      (c) If, after a Change in Control, (i) a dispute arises with respect to the enforcement of the Participant's rights under the Plan, or (ii) any legal proceeding shall be brought to enforce or interpret any provision contained in the Plan or to recover damages for breach of the Plan, in either case so long as the Participant is not acting in bad faith or otherwise pursuing a course of action that a reasonable person would determine to be frivolous, the Participant shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding ("Expenses"), and prejudgment interest on any money judgment obtained by the Participant calculated at the rate of interest announced by Firstar Bank Milwaukee, Milwaukee, Wisconsin (or any successor thereto), from time to time as its prime or base lending rate from the date that payments to the Participant should have been made under this Plan. Within ten (10) days after the Participant's written request therefor, the Company shall pay to the Participant, or such other person or entity as the Participant may designate in writing to the Company, the Participant's Expenses in advance of the final disposition or conclusion of any such dispute or legal proceeding. In the case of a deceased Participant, this Section 10.03(c) shall apply with respect to the Participant's Beneficiary or estate.

      Section 10.04.  Income Tax Withholding.  Subject to Section 4.04(c), no
      --------------------------------------
later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes, the Participant shall pay or make arrangements satisfactory to the Compensation Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

      Section 10.05.  Establishment, Amendment or Termination of Plan.
      ---------------------------------------------------------------

      (a)   There shall be no time limit on the duration of the Plan.
Except as provided in Section 10.05(b) below, the Board (or where specified herein, the Compensation Committee) may at any time amend or terminate the Plan; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued or credited on behalf of a Participant based on Mandatory Deferrals, Voluntary Deferrals and Bonus Deferrals already made or reduce or eliminate benefits accrued or credited based upon service already rendered.

      (b)   Upon and following the occurrence of a Change in Control:

            (i) The Board may at any time amend the Plan consistent with Section 10.05(a) to (A) modify the terms and conditions applicable to (or otherwise eliminate)
                   Bonus Deferrals, Mandatory Deferrals and Voluntary Deferrals made (or that in the absence of the amendment would have been made) on or after the Amendment Date, or (B) modify the terms and conditions applicable to (or otherwise eliminate) the accrual of benefits, with respect to periods on or after the Amendment Date, under the supplemental benefits described in Articles VI and VII of the Plan.

            (ii) Any amendment to the Plan or action to terminate the Plan that is not described in Section 10.05(b)(i) above, including, without limitation, an amendment that would affect the crediting of interest equivalent with respect to Bonus Deferrals, Mandatory Deferrals and Voluntary Deferrals made prior to the Amendment Date and any amendment that would affect the supplemental benefits described in Articles VI and VII that have accrued through the Amendment Date, shall be effective only with the written consent of the Participant (or in the case of a deceased Participant, the Participant's Beneficiary).

      (c) The term "Amendment Date" means the date on which an amendment to the Plan is validly adopted or the date on which the amendment is or purports to be effective, whichever is later.

      Section 10.06.  Administrative Expenses.  Costs of establishing and
      ---------------------------------------
administering the Plan will be paid by the Participating Employers.

      Section 10.07.  Effect on Other Employee Benefit Plans.  Voluntary
      ------------------------------------------------------
Deferrals, Mandatory Deferrals and Bonus Deferrals credited to a Participant's Account under this Plan shall not be considered "compensation" for the purpose of computing benefits under any qualified retirement plan maintained by a Participating Employer, but shall be considered compensation for welfare benefit plans, such as life and disability insurance programs sponsored by a Participating Employer.

      Section 10.08.  Successor and Assigns.  This Plan shall be binding upon
      -------------------------------------
and inure to the benefit of the Company and Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

      Section 10.09.  Maximum Payment Limitation.  Notwithstanding any other
      ------------------------------------------
provision of this Plan, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, "Total Payments"), would constitute an "excess parachute payment", then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code (or any successor provision) or which the Company may pay without loss of deduction under Section 280G(a) of the Code (or any successor provision); provided that this Section 10.09 shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code (or any successor provision). The terms

"excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code (or any successor provision), and such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code (or any successor provision). Within forty days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code (or any successor provision), the Participant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section 10.09. As used in this Section 10.09, the term "Base Period Income" means an amount equal to the Participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code (or any successor provision). For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section 10.09, the Participant and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section 10.09 shall be of no further force or effect.

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